Exhibit 8

                                Actuarial Consent

                                                                   June 19, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To the SEC Staff:

This opinion is furnished in connection with the registration of flexible premium variable life insurance policies ("Policies") under the Securities Act of 1933. The prospectus included in the Registration Statement on Form S-6 (SEC File No. 333-76778) describes the Policies. The forms of Policies were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto.

I certify that the fees and charges deducted under the Policies, in the aggregate, are reasonable in relation to the services rendered the expenses to be incurred, and the risks assumed by PHL Variable Insurance Company. In my opinion, the illustrations of death benefits and cash values included in the exhibits to the Registration, based on the assumptions stated in those illustrations, are consistent with the provisions of the respective forms of the Policies.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Stuart Kwassman
                                        -------------------
                                        Stuart Kwassman, FSA, MAAA, CLU